UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2022

OneWater Marine Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39213	83-4330138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6275 Lanier Islands Park Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (678) 541-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	ONEW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 9, 2022 (the “Closing Date”), OneWater Marine Inc., a Delaware corporation (the “Company”) entered into the Amended and Restated Credit Agreement (the “A&R Credit Facility”), by and among One Water Assets & Operations, LLC, a Delaware limited liability company as borrower (“OWAO”), the Company, as a guarantor, certain of the Company’s other subsidiaries as guarantors, the other parties thereto as guarantors, Truist Bank, as administrative agent, collateral agent, issuing bank and swingline lender, and the lenders party thereto. The A&R Credit Facility amends and restates the Credit Agreement, dated as of July 22, 2020 (as amended by Incremental Amendment No. 1, dated February 2, 2021, and Incremental Amendment No. 2, dated November 20, 2021), by and among the Company, OWAO, and the other parties party thereto. All capitalized words used but not defined herein have the meanings assigned in the A&R Credit Facility.

The A&R Credit Facility provides for, among other things, (i) a single tranche of Revolving Commitments in an amount equal to $65.0 million (including up to $5.0 million in swingline loans and up to $5.0 million in letters of credit from time to time) (the “Revolving Facility”) and (ii) a single tranche of Initial Term Loans in an aggregate principal amount equal to $445.0 million (the “Term Facility”). Subject to certain conditions, the available amount under the Term Facility and the Revolving Facility may be increased by $125.0 million in the aggregate (with up to $50.0 million allocable to the Revolving Facility). The Revolving Facility matures on August 9, 2027. The Term Facility is repayable in installments beginning on December 31, 2022, with the remainder due on August 9, 2027. There were no borrowings following the closing outstanding under the Revolving Facility as of the Closing Date.

Borrowings under the A&R Credit Facility bear interest, at OWAO’s option, at either (a) a base rate (the “Base Rate”) equal to the highest of (i) the prime rate (as announced by Truist Bank from time to time), (ii) the Federal Funds Rate, as in effect from time to time, plus 0.50%, (iii) Term SOFR for a one-month Interest Period (calculated on a daily basis after taking into account the Floor) plus 1.00%, and (iv) a floor of 1.00%, in each case plus an applicable margin of up to 1.75%, or (b) Term SOFR, plus an applicable margin ranging from 1.75% to 2.75%. Interest on swingline loans shall bear interest at the Base Rate plus an applicable margin ranging from 1.75% to 2.75%. All applicable interest margins are based on certain consolidated leverage ratio measures.

The A&R Credit Facility is subject to certain financial covenants related to the maintenance of a minimum fixed charge coverage ratio and a maximum consolidated leverage ratio. The A&R Credit Facility also contains non-financial covenants and restrictive provisions that, among other things, limit the ability of the Loan Parties to incur additional debt, transfer or dispose of all of their respective assets, make certain investments, loans or restricted payments and engage in certain transactions with affiliates. The A&R Credit Facility also includes events of default, borrowing conditions, representations and warranties and provisions regarding indemnification and expense reimbursement. The Company was in compliance with all covenants as of the Closing Date.

The proceeds of the Term Facility, together with cash on the Company’s balance sheet, have been used to finance Capital Expenditures, Permitted Acquisitions, working capital needs, and for other general corporate purposes of the Borrower and its Subsidiaries.

The foregoing description is qualified in its entirety by reference to the full text of the A&R Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed its previously announced acquisition of Ocean Bio-Chem, Inc., a Florida corporation (“Ocean Bio-Chem”), pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), by and between Ocean Bio-Chem, the Company and OBCMS, Inc., a subsidiary of the Company (the “OBCI Acquisition”). Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, each share of common stock of Ocean Bio-Chem issued and outstanding immediately prior to the effective time of the Merger Agreement (other than shares of common stock of Ocean Bio-Chem cancelled in accordance with the terms of the Merger Agreement and Dissenting Shares (as defined in the Merger Agreement)) was converted into the right to receive approximately $13.08 in cash consideration, without interest (the “Merger Consideration”), for an aggregate purchase price of approximately $124.4 million.

Additionally, on the Closing Date, OWAO completed its previously announced acquisition of Star Brite Europe, Inc. (“SB Europe”) pursuant to an equity purchase agreement (the “SB Europe Purchase Agreement”) with Peter G. Dornau, Ocean Bio-Chem’s Chairman, President and Chief Executive Officer, and his spouse, for an aggregate purchase price of $7 million, subject to certain adjustments (the “SB Europe Acquisition”). OWAO also completed its acquisition of certain real property from PEJE, Inc. on the Closing Date. Pursuant to the Merger Agreement, the consummation of the SB Europe Acquisition and the acquisition of the real property were conditions precedent to the completion of the OBCI Acquisition.

The OBCI Acquisition and SB Europe Acquisitions (together, the “Acquisitions”) were funded by cash on the Company’s balance sheet and the A&R Credit Facility as described in Item 1.01 above. Such description of the A&R Credit Facility is hereby incorporated by reference into this Item 2.01.

The foregoing descriptions of the Merger Agreement and the SB Europe Purchase Agreement and the transactions contemplated thereby do not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the SB Europe Purchase Agreement, copies of which are filed as Exhibits 2.1 and 2.2 and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the closing of the Acquisitions, a copy of which is being furnished herewith as Exhibit 99.1.

The information provided in this Item 7.01 (including Exhibit 99.1) shall not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits

If required, the Company will provide any financial statements required to be filed under Item 9.01 of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

If required, the Company will provide any pro forma financial information required to be filed under Item 9.01 of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(d)	Exhibits

Exhibit Number	Description

2.1¥
Agreement and Plan of Merger, by and among Ocean Bio-Chem, Inc., OneWater Marine Inc. and OBCMS, Inc., dated as of June 21, 2022 (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, File No. 001-39213, filed with the Commission on June 22, 2022).

2.2¥	Equity Purchase Agreement, by and among One Water Assets & Operations, LLC, Peter G. Dornau and Maureen Dornau, dated June 21, 2022 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 10Q, File No. 001-39213, filed with the Commission on August 5, 2022).

10.1¥*
Amended and Restated Credit Agreement, dated as of July 22, 2020, and as amended and restated on August 9, 2022, by and among One Water Assets & Operations, LLC, One Water Marine Holdings, LLC, OneWater Marine Inc. and certain of its subsidiaries from time to time, the lenders from time to time party, Truist Bank, Truist Securities, Inc., Keybank National Association, Synovus Bank, Hancock Whitney Bank, Pinnacle Bank and Wells Fargo Bank, N.A.

99.1**	Press Release issued by OneWater Marine Inc., dated August 9, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
**	Furnished herewith.
¥
Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEWATER MARINE INC.

	By:	/s/ Jack Ezzell
Name: Jack Ezzell
Title: Chief Financial Officer
Dated: August 9, 2022